Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Second Quarter Net Income of $90.1 Million

Second Quarter 2023 Financial Highlights

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GAAP net income of $90.1 million, or $1.85 per diluted share.
•
Net operating income of $93.8 million, or $1.93 per diluted share.
•
Average loans increased 17.3% on a linked-quarter, annualized basis.
•
Deposit balances at June 30, 2023 totaled $33.5 billion, up from $31.9 billion at March 31, 2023.
•
At June 30, 2023, total estimated uninsured deposits represented approximately 65.5% of total deposits. When adjusted to exclude affiliate (company-owned) and collateralized deposits, estimated uninsured deposits were approximately 40.9% of total deposits.
•
Noninterest income increased 6.1% as compared to the linked quarter, equal to 38.0% of total revenue.
•
Credit quality remained strong, with net recoveries of $0.1 million and nonperforming loans of 0.09% of total loans.

KANSAS CITY, Mo. (July 25, 2023) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the second quarter of 2023 of $90.1 million, or $1.85 per diluted share, compared to $92.4 million, or $1.90 per diluted share, in the first quarter of 2023 (linked quarter) and $137.6 million, or $2.83 per diluted share, in the second quarter of 2022. The results for the second quarter of 2022 include a pre-tax gain of $66.2 million on the sale of the company's entire investment in Visa Inc. Class B common shares, and a pre-tax $5.0 million contribution to the company's charitable foundation.

Net operating income, a non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure, was $93.8 million, or $1.93 per diluted share, for the second quarter of 2023, compared to $92.8 million, or $1.91 per diluted share, for the linked quarter and $137.6 million, or $2.83 per diluted share, for the second quarter of 2022. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $127.9 million, or $2.63 per diluted share, for the second quarter of 2023, compared to $135.4 million, or $2.78 per diluted share, for the linked quarter, and $187.1 million, or $3.84 per diluted share, for the second quarter of 2022. These operating PTPP results represent decreases of 5.5% on a linked-quarter basis and 31.6%, compared to the second quarter of 2022.

“In the second quarter of 2023, the positive impacts of fee income trends, a double-digit annualized increase in average loan balances, excellent asset quality metrics and expense management were masked by higher interest expense driven by the Federal Reserve’s monetary tightening actions as well as expected increases in funding costs in this high interest rate environment,” said Mariner Kemper, chairman, president and chief executive officer. “Average loans increased 17.3% on a linked-quarter annualized basis with nearly half of the increase driven by commercial & industrial loan balances. Credit metrics remain strong as evidenced by net recoveries this quarter and nine basis points of non-performing loans to total loans. Noninterest income was $138.1 million for the quarter. It's important to note that noninterest income for the same quarter in 2022 included a pre-tax gain of $66.2 million on the sale of our Visa Inc. Class B common shares. Finally, period-end deposit balances at quarter end were $33.5 billion, an increase of $1.6 billion, or 5.0%, as compared to March 31, 2023.”

Second Quarter 2023 earnings discussion

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q2	Q1	Q2
	2023	2023	2022
Net income (GAAP)	$90,110	$92,437	$137,556
Earnings per share (diluted)	1.85	1.90	2.83

Operating pre-tax, pre-provision income (Non-GAAP)(i)	127,929	135,369	187,051
Operating pre-tax, pre-provision earnings per share (diluted)	2.63	2.78	3.84

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	134,504	141,924	193,329
Operating pre-tax, pre-provision earnings per share - FTE (diluted)	2.77	2.91	3.97

Net operating income (Non-GAAP)(i)	93,841	92,836	137,596
Operating earnings per share (diluted)	1.93	1.91	2.83

GAAP
Return on average assets	0.90%	0.97%	1.47%
Return on average equity	12.56	13.76	20.83
Efficiency ratio	65.59	63.12	53.08

Non-GAAP (i)
Operating return on average assets	0.93%	0.98%	1.47%
Operating return on average equity	13.08	13.82	20.84
Operating return on average tangible equity excluding AOCI	11.63	12.21	18.65
Operating efficiency ratio	64.24	62.98	53.06

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	June	June
	YTD	YTD
	2023	2022
Net income (GAAP)	$182,547	$243,519
Earnings per share (diluted)	3.75	4.99

Operating pre-tax, pre-provision income (Non-GAAP)(i)	263,298	306,451
Operating pre-tax, pre-provision earnings per share (diluted)	5.41	6.29

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	276,428	319,128
Operating pre-tax, pre-provision earnings per share - FTE (diluted)	5.68	6.55

Net operating income (Non-GAAP)(i)	186,677	243,669
Operating earnings per share (diluted)	3.83	4.99

GAAP
Return on average assets	0.93%	1.28%
Return on average equity	13.14	17.60
Efficiency ratio	64.34	58.03

Non-GAAP (i)
Operating return on average assets	0.95%	1.28%
Operating return on average equity	13.44	17.61
Operating return on average tangible equity excluding AOCI	11.91	16.86
Operating efficiency ratio	63.61	58.00

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Net interest income	$225,611	$241,696	$224,791	$(16,085)	$820
Noninterest income:
Trust and securities processing	61,589	62,359	58,886	(770)	2,703
Trading and investment banking	4,800	5,308	7,123	(508)	(2,323)
Service charges on deposit accounts	21,381	21,159	20,835	222	546
Insurance fees and commissions	225	274	245	(49)	(20)
Brokerage fees	13,604	13,676	12,391	(72)	1,213
Bankcard fees	18,579	18,172	17,840	407	739
Investment securities gains (losses), net	900	(5,324)	60,720	6,224	(59,820)
Other	17,004	14,576	(1,705)	2,428	18,709
Total noninterest income	$138,082	$130,200	$176,335	$7,882	$(38,253)
Total revenue	$363,693	$371,896	$401,126	$(8,203)	$(37,433)
Net interest income (FTE)	$232,186	$248,251	$231,069
Net interest margin (FTE)	2.44%	2.76%	2.60%
Total noninterest income as a % of total revenue	38.0	35.0	44.0

Net interest income

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Second quarter 2023 net interest income totaled $225.6 million, a decrease of $16.1 million, or 6.7% from the linked quarter, driven by higher interest expense primarily due to unfavorable mix shift in the composition of liabilities, combined with higher interest rates. This decrease was partially offset by continued growth in average loans and higher liquidity balances, coupled with increased yields.
•
Average earning assets increased $1.8 billion, or 4.9% from the linked quarter, largely driven by an increase of $1.2 billion in interest-bearing due from banks and an increase of $920.0 million in average loans, partially offset by decreases of $174.7 million in federal funds sold and resell agreements and $143.4 million in average securities.
•
Average interest-bearing liabilities increased $3.1 billion, or 13.3% from the linked quarter, primarily driven by increases of $1.9 billion in borrowed funds, primarily short-term borrowings, and $1.3 billion in interest-bearing deposits. Average noninterest-bearing deposits decreased $1.4 billion, or 11.6% as compared to the linked quarter.
•
Net interest margin for the second quarter was 2.44%, a decrease of 32 basis points from the linked quarter, driven by increased cost and mix of interest-bearing liabilities, partially offset by improved loan yields, the benefit of free funds, and earning asset mix changes. The cost of interest-bearing liabilities increased 67 basis points to 3.58%. Total cost of funds increased 64 basis points from the linked quarter to 2.56%. Average loan yields increased 32 basis points while earning asset yields increased 29 basis points from the linked quarter.
•
On a year-over-year basis, net interest income increased $0.8 million, or 0.4%, driven by a $3.9 billion, or 21.1%, increase in average loans, partially offset by higher interest costs due to unfavorable mix shift in the composition of liabilities as well as the impact of higher short-term interest rates.
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Compared to the second quarter of 2022, average earning assets increased $2.5 billion, or 7.1%, largely driven by the increase in average loans noted above, partially offset by a decrease of $824.5 million in federal funds sold and resell agreements and a decrease of $589.2 million in average securities.
•
Average deposits decreased 0.4% compared to the second quarter of 2022. Average noninterest-bearing demand deposit balances decreased 25.9% compared to the second quarter of 2022, driven by expected migration to rate-bearing deposit categories in a higher interest rate environment. Demand deposit balances comprised 33.5% of total deposits, compared to 37.8% in the linked quarter and 45.0% in the second quarter of 2022.
•
Average borrowed funds increased $1.9 billion as compared to the linked quarter and $2.9 billion as compared to the second quarter of 2022, driven by short-term borrowings with the Federal Home Loan Bank and the Federal Reserve Discount Window.

Noninterest income

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Second quarter 2023 noninterest income increased $7.9 million, or 6.1%, on a linked-quarter basis, largely due to:
o
An increase of $6.2 million in investment securities gains, largely driven by an impairment loss on an available-for-sale subordinated debt security recorded in the first quarter and increased valuation of the company's equity investments in the second quarter.
o
An increase of $2.4 million in other income, primarily related to a $4.0 million gain on sale of other assets recorded in the second quarter, partially offset by a decrease of $1.3 million in derivative income.
o
These increases were partially offset by a decrease of $0.9 million in corporate trust income, recorded in trust and securities processing.

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Compared to the prior year, noninterest income in the second quarter of 2023 decreased $38.3 million, or 21.7%, primarily driven by:
o
A decrease of $59.8 million in investment securities gains, primarily driven by the $66.2 million gain on sale of the company's investment in Visa Inc. Class B common shares in the second quarter of 2022. This was partially offset by an increase of $5.3 million in the valuation of the company's marketable securities.
o
A decrease of $2.3 million in trading and investment banking due to decreased trading volume.
o
These decreases were partially offset by the following increases:
▪
An increase of $18.7 million in other income, driven by an increase of $13.8 million in company-owned life insurance income and a gain of $4.0 million on the sale of other assets recorded in the second quarter of 2023. The increase in company-owned life insurance is offset by a proportionate increase in deferred compensation expense as noted below.
▪
Increases of $1.9 million and $1.1 million in fund services income and corporate trust income, both recorded in trust and securities processing.
▪
An increase of $1.2 million in brokerage income, largely driven by increased 12b-1 fee income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Salaries and employee benefits	$143,312	$142,498	$121,390	$814	$21,922
Occupancy, net	11,746	12,177	11,976	(431)	(230)
Equipment	17,086	17,849	18,315	(763)	(1,229)
Supplies and services	4,195	3,875	3,492	320	703
Marketing and business development	7,124	5,335	5,308	1,789	1,816
Processing fees	26,572	23,240	19,338	3,332	7,234
Legal and consulting	7,059	7,285	11,265	(226)	(4,206)
Bankcard	8,307	7,133	5,880	1,174	2,427
Amortization of other intangible assets	2,117	2,298	1,225	(181)	892
Regulatory fees	6,123	5,551	3,464	572	2,659
Other	7,032	9,811	12,474	(2,779)	(5,442)
Total noninterest expense	$240,673	$237,052	$214,127	$3,621	$26,546

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Noninterest expense for the second quarter of 2023 was $240.7 million, an increase of $3.6 million, or 1.5%, from the linked quarter and an increase of $26.5 million, or 12.4%, from the second quarter of 2022. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $235.8 million for the second quarter of 2023, a decrease of $0.8 million, or 0.3%, from the linked quarter and an increase of $21.7 million, or 10.1%, from the second quarter of 2022.
•
The linked-quarter increase in GAAP noninterest expense was driven by:
o
Increases of $3.3 million in processing fees and $1.8 million in marketing and business development expense due to the ongoing modernization of the company's core systems and timing of multiple projects, respectively. The increase in marketing and business development expense was also partially driven by an increase in advertising for various projects and an increase in travel and entertainment expense.

o
An increase of $0.8 million in salaries and employee benefits expense driven by an increase of $7.4 million in salary and bonus expense, partially offset by a decrease of $6.6 million in employee benefits. The increase in salary and bonus expense was due to an increase of $4.4 million in severance expense and higher salary expense related to annual merit increases beginning in the second quarter. The decrease in employee benefits was driven by the seasonal decrease of $8.0 million in payroll taxes, insurance, and 401(k) expense, offset by an increase in other employee benefits recorded in the second quarter.
o
These increases were partially offset by a decrease of $2.0 million in operational losses as compared to the linked quarter.
•
The year-over-year increase in GAAP noninterest expense was driven by:
o
An increase of $21.9 million in salaries and employee benefits expense, driven primarily by increases of $14.5 in employee benefits expense and $7.4 million in salaries and bonus expense. The increase in employee benefits expense is due to increases of $12.5 million in deferred compensation plan expense and $1.3 million in payroll taxes, insurance, and 401(k) expense. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above. The increase in salaries and bonus expense is due to an increase of $4.8 million in severance expense and higher employee salaries as compared to the second quarter of 2022.
o
An increase of $7.2 million in processing fees expense due to the ongoing modernization of the company’s core systems and the timing of multiple software projects.
o
An increase of $2.7 million in regulatory fees expense driven by higher deposit insurance expense.
o
These increases were offset by a decrease of $5.4 million in other expense primarily due to the $5.0 million charitable contribution recorded in the second quarter of 2022 mentioned above.

Income taxes

•
The company’s effective tax rate was 17.6% for the six months ended June 30, 2023, compared to 18.7% for the same period in 2022. The decrease in the effective tax rate in 2023 is primarily attributable to a larger portion of income being earned from tax-exempt municipal securities.

Balance sheet

•
Average total assets for the second quarter of 2023 were $40.4 billion compared to $38.5 billion for the linked quarter and $37.6 billion for the same period in 2022.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Commercial and industrial	$9,724,300	$9,287,319	$7,918,552	$436,981	$1,805,748
Specialty lending	574,220	564,633	518,575	9,587	55,645
Commercial real estate	8,178,463	7,812,140	6,569,784	366,323	1,608,679
Consumer real estate	2,833,739	2,738,184	2,458,815	95,555	374,924
Consumer	139,705	136,571	148,412	3,134	(8,707)
Credit cards	485,749	453,704	428,167	32,045	57,582
Leases and other	255,425	279,049	275,638	(23,624)	(20,213)
Total loans	$22,191,601	$21,271,600	$18,317,943	$920,001	$3,873,658

•
Average loans for the second quarter of 2023 increased $920.0 million, or 4.3%, on a linked-quarter basis and $3.9 billion, or 21.1%, compared to the second quarter of 2022.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Securities available for sale:
U.S. Treasury	$797,104	$783,170	$639,161	$13,934	$157,943
U.S. Agencies	189,091	171,825	172,798	17,266	16,293
Mortgage-backed	3,813,234	3,938,137	4,764,452	(124,903)	(951,218)
State and political subdivisions	1,319,398	1,356,785	1,891,377	(37,387)	(571,979)
Corporates	349,318	364,854	377,586	(15,536)	(28,268)
Collateralized loan obligations	348,078	348,477	247,639	(399)	100,439
Total securities available for sale	$6,816,223	$6,963,248	$8,093,013	$(147,025)	$(1,276,790)
Securities held to maturity:
U.S. Agencies	$123,135	$123,106	$65,964	$29	$57,171
Mortgage-backed	2,878,657	2,934,113	2,892,986	(55,456)	(14,329)
State and political subdivisions	2,822,218	2,814,912	2,240,018	7,306	582,200
Total securities held to maturity	$5,824,010	$5,872,131	$5,198,968	$(48,121)	$625,042
Trading securities	$12,538	$9,258	$10,190	$3,280	$2,348
Other securities	407,754	359,238	347,527	48,516	60,227
Total securities	$13,060,525	$13,203,875	$13,649,698	$(143,350)	$(589,173)

•
Average total securities decreased 1.1% on a linked-quarter basis and decreased 4.3% compared to the second quarter of 2022.
•
At June 30, 2023, the unrealized pre-tax net loss on the available-for-sale securities portfolio was $765.9 million, or 10.3% of the $7.4 billion amortized cost value. At June 30, 2023, the unrealized pre-tax net loss on the securities designated as held to maturity was $576.4 million, or 9.9% of the $5.8 billion amortized cost value.
•
During 2022, the company transferred securities with an amortized cost balance of $4.1 billion and a fair value of $3.8 billion from the available-for-sale category to the held-to-maturity category. The remaining balance of unrealized pre-tax net losses related to transferred securities was $226.7 million as of June 30, 2023 and was included in the amortized cost balance of held-to-maturity securities.
•
At June 30, 2023, an after-tax gain of $56.9 million was included in accumulated other comprehensive income (AOCI) related to the company’s fair value hedges of municipal securities. During 2021, the company entered into ten of these hedge transactions, nine of which have since been terminated. The gain on the terminated hedges is being amortized over the remaining life of the underlying bonds.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Deposits:
Noninterest-bearing demand	$10,535,325	$11,919,277	$14,209,159	$(1,383,952)	$(3,673,834)
Interest-bearing demand and savings	17,463,022	18,427,662	16,808,998	(964,640)	654,024
Time deposits	3,476,616	1,215,506	570,812	2,261,110	2,905,804
Total deposits	$31,474,963	$31,562,445	$31,588,969	$(87,482)	$(114,006)
Noninterest bearing deposits as % of total	33.5%	37.8%	45.0%

•
Average deposits decreased 0.3% on a linked-quarter basis and decreased 0.4% compared to the second quarter of 2022.
•
As of June 30, 2023, the total estimated uninsured deposits were $22.0 billion or approximately 65.5% of total deposits. Estimated uninsured deposits, when adjusted to exclude affiliate (company-owned) and collateralized deposits, were $13.7 billion and represented approximately 40.9% of total deposits.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	June 30, 2023	March 31, 2023	June 30, 2022
Total equity	$2,831,628	$2,814,659	$2,642,888
Accumulated other comprehensive loss, net	(685,831)	(626,776)	(564,803)
Book value per common share	58.36	58.03	54.71
Tangible book value per common share (Non-GAAP)(i)	52.54	52.17	50.64

Regulatory capital:
Common equity Tier 1 capital	$3,273,841	$3,196,111	$3,055,747
Tier 1 capital	3,273,841	3,196,111	3,055,747
Total capital	3,870,101	3,776,407	3,473,040

Regulatory capital ratios:
Common equity Tier 1 capital ratio	10.65%	10.57%	11.44%
Tier 1 risk-based capital ratio	10.65	10.57	11.44
Total risk-based capital ratio	12.59	12.49	13.00
Tier 1 leverage ratio	8.16	8.35	8.17

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
At June 30, 2023, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q4	Q3	Q2
	2023	2023	2022	2022	2022
Net (recoveries) charge-offs - total loans	$(139)	$4,643	$2,189	$1,173	$28,128
Net loan (recoveries) charge-offs as a % of total average loans	(0.00)%	0.09%	0.04%	0.02%	0.62%
Loans over 90 days past due	$10,861	$1,723	$1,617	$2,513	$3,446
Loans over 90 days past due as a % of total loans	0.05%	0.01%	0.01%	0.01%	0.02%
Nonaccrual and restructured loans	$19,347	$15,480	$19,269	$19,817	$18,117
Nonaccrual and restructured loans as a % of total loans	0.09%	0.07%	0.09%	0.10%	0.10%
Provision for credit losses	$13,000	$23,250	$9,000	$22,000	$13,400

•
Provision for credit losses for the second quarter totaled $13.0 million, a decrease of $10.3 million from the linked quarter and a decrease of $0.4 million from the second quarter of 2022. These changes are driven largely by loan growth and changes in macro-economic variables in the current period as compared to the prior periods.
•
Net recoveries for the second quarter totaled $0.1 million, compared to net charge-offs of $4.6 million, or 0.09%, of average loans in the linked quarter, and $28.1 million, or 0.62%, of average loans for the second quarter of 2022.

Dividend Declaration and Share Repurchase Authorization

At the company’s quarterly board meeting, the Board of Directors declared a $0.38 per share quarterly cash dividend, payable on October 2, 2023, to shareholders of record at the close of business on September 11, 2023.

The Board also approved the repurchase of up to 1,000,000 shares of the company's common stock. Share repurchases may occur from time to time at any point until the regular meeting of the Board that immediately follows the 2024 annual meeting of the company’s shareholders. Shares acquired under the repurchase program may be available for reissuance or resale, including in connection with the company's compensation plans and dividend reinvestment plan. Under the repurchase program, the company may acquire the shares from time to time in open market or privately negotiated transactions, at the discretion of management.

Conference Call

The company plans to host a conference call to discuss its second quarter 2023 earnings results on Wednesday, July 26, 2023, at 9:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 404-975-4839 and requesting to join the UMB Financial call with access code 835446. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 2Q 2023 Conference Call

A replay of the conference call may be heard through August 9, 2023, by calling (toll-free)

866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 506453. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we may provide information about net operating income, operating earnings per share – diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible shareholders’ equity, tangible book value per share, and operating return on average tangible equity excluding AOCI, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible shareholders’ equity, tangible book value per share, and operating return on average tangible equity excluding AOCI – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance expense.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance expense.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Operating return on average tangible equity excluding AOCI is calculated as net operating income, divided by the company’s average tangible shareholders’ equity exclusive of AOCI for the relevant period.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve, and impacts related to or resulting from Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	June 30,
	2023	2022
ASSETS
Loans	$22,483,542	$18,972,158
Allowance for credit losses on loans	(222,161)	(164,346)
Net loans	22,261,381	18,807,812
Loans held for sale	3,819	750
Securities:
Available for sale	6,668,615	7,739,216
Held to maturity, net of allowance for credit losses	5,807,763	5,707,282
Trading securities	28,887	9,646
Other securities	428,149	342,543
Total securities	12,933,414	13,798,687
Federal funds sold and resell agreements	319,838	1,055,459
Interest-bearing due from banks	3,369,911	1,825,295
Cash and due from banks	431,527	360,242
Premises and equipment, net	255,127	257,729
Accrued income	190,387	144,874
Goodwill	207,385	182,225
Other intangibles, net	75,184	14,465
Other assets	1,195,069	1,060,303
Total assets	$41,243,042	$37,507,841

LIABILITIES
Deposits:
Noninterest-bearing demand	$12,142,906	$14,925,555
Interest-bearing demand and savings	18,184,063	16,007,087
Time deposits under $250,000	2,665,166	383,832
Time deposits of $250,000 or more	528,326	169,550
Total deposits	33,520,461	31,486,024
Federal funds purchased and repurchase agreements	2,050,583	2,661,283
Short-term debt	1,800,000	—
Long-term debt	382,280	272,505
Accrued expenses and taxes	256,845	182,185
Other liabilities	401,245	262,956
Total liabilities	38,411,414	34,864,953

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,124,977	1,115,504
Retained earnings	2,681,448	2,384,454
Accumulated other comprehensive loss, net	(685,831)	(564,803)
Treasury stock	(344,023)	(347,324)
Total shareholders' equity	2,831,628	2,642,888
Total liabilities and shareholders' equity	$41,243,042	$37,507,841

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
INTEREST INCOME
Loans	$342,994	$169,919	$651,435	$319,389
Securities:
Taxable interest	54,587	47,295	107,636	90,677
Tax-exempt interest	25,550	23,538	50,856	47,393
Total securities income	80,137	70,833	158,492	138,070
Federal funds and resell agreements	3,889	3,497	9,540	5,947
Interest-bearing due from banks	34,206	4,207	50,372	6,664
Trading securities	154	114	288	299
Total interest income	461,380	248,570	870,127	470,369
INTEREST EXPENSE
Deposits	170,550	15,439	298,449	21,612
Federal funds and repurchase agreements	24,745	4,998	48,047	7,146
Other	40,474	3,342	56,324	6,465
Total interest expense	235,769	23,779	402,820	35,223
Net interest income	225,611	224,791	467,307	435,146
Provision for credit losses	13,000	13,400	36,250	6,900
Net interest income after provision for credit losses	212,611	211,391	431,057	428,246
NONINTEREST INCOME
Trust and securities processing	61,589	58,886	123,948	118,414
Trading and investment banking	4,800	7,123	10,108	12,563
Service charges on deposit accounts	21,381	20,835	42,540	45,477
Insurance fees and commissions	225	245	499	504
Brokerage fees	13,604	12,391	27,280	15,847
Bankcard fees	18,579	17,840	36,751	34,475
Investment securities gains (losses), net	900	60,720	(4,424)	60,198
Other	17,004	(1,705)	31,580	12,535
Total noninterest income	138,082	176,335	268,282	300,013
NONINTEREST EXPENSE
Salaries and employee benefits	143,312	121,390	285,810	252,024
Occupancy, net	11,746	11,976	23,923	24,208
Equipment	17,086	18,315	34,935	36,479
Supplies and services	4,195	3,492	8,070	6,754
Marketing and business development	7,124	5,308	12,459	10,240
Processing fees	26,572	19,338	49,812	37,781
Legal and consulting	7,059	11,265	14,344	18,176
Bankcard	8,307	5,880	15,440	12,447
Amortization of other intangible assets	2,117	1,225	4,415	2,296
Regulatory fees	6,123	3,464	11,674	6,946
Other	7,032	12,474	16,843	21,554
Total noninterest expense	240,673	214,127	477,725	428,905
Income before income taxes	110,020	173,599	221,614	299,354
Income tax expense	19,910	36,043	39,067	55,835
NET INCOME	$90,110	$137,556	$182,547	$243,519

PER SHARE DATA
Net income – basic	$1.86	$2.85	$3.77	$5.03
Net income – diluted	1.85	2.83	3.75	4.99
Dividends	0.38	0.37	0.76	0.74
Weighted average shares outstanding – basic	48,514,277	48,347,226	48,474,865	48,376,868
Weighted average shares outstanding – diluted	48,668,413	48,673,964	48,707,487	48,755,059

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$90,110	$137,556	$182,547	$243,519
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(87,505)	(308,352)	6,152	(931,262)
Less: Reclassification adjustment for net losses included in net income	—	—	433	—
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	10,312	12,539	20,295	13,121
Change in unrealized gains and losses on debt securities	(77,193)	(295,813)	26,880	(918,141)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	1,848	4,437	321	9,117
Less: Reclassification adjustment for net gains included in net income	(2,660)	(1,090)	(5,221)	(1,941)
Change in unrealized gains and losses on derivative hedges	(812)	3,347	(4,900)	7,176
Other comprehensive (loss) income, before tax	(78,005)	(292,466)	21,980	(910,965)
Income tax benefit (expense)	18,950	70,791	(5,076)	219,848
Other comprehensive (loss) income	(59,055)	(221,675)	16,904	(691,117)
Comprehensive income (loss)	$31,055	$(84,119)	$199,451	$(447,598)

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2022	$55,057	$1,110,520	$2,176,998	$126,314	$(323,465)	$3,145,424
Total comprehensive income (loss)	—	—	243,519	(691,117)	—	(447,598)
Dividends ($0.74 per share)	—	—	(36,063)	—	—	(36,063)
Purchase of treasury stock	—	—	—	—	(31,806)	(31,806)
Issuances of equity awards, net of forfeitures	—	(6,630)	—	—	7,309	679
Recognition of equity-based compensation	—	11,223	—	—	—	11,223
Sale of treasury stock	—	174	—	—	111	285
Exercise of stock options	—	217	—	—	527	744
Balance - June 30, 2022	$55,057	$1,115,504	$2,384,454	$(564,803)	$(347,324)	$2,642,888

Balance - January 1, 2023	$55,057	$1,125,949	$2,536,086	$(702,735)	$(347,264)	$2,667,093
Total comprehensive income	—	—	182,547	16,904	—	199,451
Dividends ($0.76 per share)	—	—	(37,185)	—	—	(37,185)
Purchase of treasury stock	—	—	—	—	(7,902)	(7,902)
Issuances of equity awards, net of forfeitures	—	(9,764)	—	—	10,483	719
Recognition of equity-based compensation	—	8,455	—	—	—	8,455
Sale of treasury stock	—	115	—	—	140	255
Exercise of stock options	—	222	—	—	520	742
Balance - June 30, 2023	$55,057	$1,124,977	$2,681,448	$(685,831)	$(344,023)	$2,831,628

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended June 30,
	2023		2022
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$22,191,601	6.20%	$18,317,943	3.72%
Securities:
Taxable	9,228,103	2.37	9,825,114	1.93
Tax-exempt	3,819,884	3.36	3,814,394	3.13
Total securities	13,047,987	2.66	13,639,508	2.27
Federal funds and resell agreements	276,459	5.64	1,100,918	1.27
Interest bearing due from banks	2,707,740	5.07	2,632,307	0.64
Trading securities	12,538	5.37	10,190	5.35
Total earning assets	38,236,325	4.91	35,700,866	2.86
Allowance for credit losses	(216,876)		(182,118)
Other assets	2,345,714		2,043,977
Total assets	$40,365,163		$37,562,725

Liabilities and Shareholders' Equity
Interest-bearing deposits	$20,939,638	3.27%	$17,379,810	0.36%
Federal funds and repurchase agreements	2,336,929	4.25	2,658,219	0.75
Borrowed funds	3,137,267	5.17	272,254	4.92
Total interest-bearing liabilities	26,413,834	3.58	20,310,283	0.47
Noninterest-bearing demand deposits	10,535,325		14,209,159
Other liabilities	539,172		394,923
Shareholders' equity	2,876,832		2,648,360
Total liabilities and shareholders' equity	$40,365,163		$37,562,725
Net interest spread		1.33%		2.39%
Net interest margin		2.44		2.60

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Six Months Ended June 30,
	2023		2022
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$21,734,142	6.05%	$17,842,153	3.61%
Securities:
Taxable	9,288,392	2.34	9,644,345	1.90
Tax-exempt	3,832,505	3.36	3,926,444	3.08
Total securities	13,120,897	2.64	13,570,789	2.24
Federal funds and resell agreements	363,341	5.29	1,182,891	1.01
Interest bearing due from banks	2,127,343	4.77	3,965,267	0.34
Trading securities	10,907	5.77	15,484	4.70
Total earning assets	37,356,630	4.77	36,576,584	2.66
Allowance for credit losses	(206,559)		(190,123)
Other assets	2,292,479		1,966,176
Total assets	$39,442,550		$38,352,637

Liabilities and Shareholders' Equity
Interest-bearing deposits	$20,294,984	2.97%	$17,964,006	0.24%
Federal funds and repurchase agreements	2,399,090	4.04	2,815,130	0.51
Borrowed funds	2,174,157	5.22	271,994	4.79
Total interest-bearing liabilities	24,868,231	3.27	21,051,130	0.34
Noninterest-bearing demand deposits	11,223,478		14,117,879
Other liabilities	549,787		393,732
Shareholders' equity	2,801,054		2,789,896
Total liabilities and shareholders' equity	$39,442,550		$38,352,637
Net interest spread		1.50%		2.32%
Net interest margin		2.59		2.47

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$144,389	$50,397	$30,825	$225,611
Provision for credit losses	11,055	234	1,711	13,000
Noninterest income	25,666	86,813	25,603	138,082
Noninterest expense	85,896	91,591	63,186	240,673
Income (loss) before taxes	73,104	45,385	(8,469)	110,020
Income tax expense (benefit)	13,230	8,213	(1,533)	19,910
Net income (loss)	$59,874	$37,172	$(6,936)	$90,110

	Three Months Ended June 30, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$149,094	$34,981	40,716	$224,791
Provision for credit losses	12,067	89	1,244	13,400
Noninterest income	56,894	81,082	38,359	176,335
Noninterest expense	79,521	76,511	58,095	214,127
Income before taxes	114,400	39,463	19,736	173,599
Income tax expense	23,752	8,193	4,098	36,043
Net income	$90,648	$31,270	$15,638	$137,556

	Six Months Ended June 30, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$295,416	$105,482	$66,409	$467,307
Provision for credit losses	32,099	331	3,820	36,250
Noninterest income	48,568	171,051	48,663	268,282
Noninterest expense	169,900	180,962	126,863	477,725
Income (loss) before taxes	141,985	95,240	(15,611)	221,614
Income tax expense (benefit)	25,030	16,789	(2,752)	39,067
Net income (loss)	$116,955	$78,451	$(12,859)	$182,547

	Six Months Ended June 30, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$294,096	$61,233	$79,817	$435,146
Provision for credit losses	5,027	240	1,633	6,900
Noninterest income	83,594	154,354	62,065	300,013
Noninterest expense	159,110	152,112	117,683	428,905
Income before taxes	213,553	63,235	22,566	299,354
Income tax expense	39,831	11,795	4,209	55,835
Net income	$173,722	$51,440	$18,357	$243,519

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at June 30, 2023.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (GAAP)	$90,110	$137,556	$182,547	$243,519
Adjustments:
Acquisition expense	18	—	57	—
Severance expense	4,891	52	5,377	197
Tax-impact of adjustments (i)	(1,178)	(12)	(1,304)	(47)
Total Non-GAAP adjustments (net of tax)	3,731	40	4,130	150
Net operating income (Non-GAAP)	$93,841	$137,596	$186,677	$243,669

Earnings per share - diluted (GAAP)	$1.85	$2.83	$3.75	$4.99
Acquisition expense	—	—	—	—
Severance expense	0.10	—	0.11	—
Tax-impact of adjustments (i)	(0.02)	—	(0.03)	—
Operating earnings per share - diluted (Non-GAAP)	$1.93	$2.83	$3.83	$4.99

GAAP
Return on average assets	0.90%	1.47%	0.93%	1.28%
Return on average equity	12.56	20.83	13.14	17.60

Non-GAAP
Operating return on average assets	0.93%	1.47%	0.95%	1.28%
Operating return on average equity	13.08	20.84	13.44	17.61

(i) Calculated using the company’s marginal tax rate of 24.0%.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Noninterest expense	$240,673	$214,127	$477,725	$428,905
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	18	—	57	—
Severance expense	4,891	52	5,377	197
Total Non-GAAP adjustments (pre-tax)	4,909	52	5,434	197
Operating noninterest expense (Non-GAAP)	$235,764	$214,075	$472,291	$428,708

Noninterest expense	$240,673	$214,127	$477,725	$428,905
Less: Amortization of other intangibles	2,117	1,225	4,415	2,296
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$238,556	$212,902	$473,310	$426,609

Operating noninterest expense	$235,764	$214,075	$472,291	$428,708
Less: Amortization of other intangibles	2,117	1,225	4,415	2,296
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$233,647	$212,850	$467,876	$426,412

Net interest income	$225,611	$224,791	$467,307	$435,146
Noninterest income	138,082	176,335	268,282	300,013
Less: Losses on sales of securities available for sale, net	—	—	(2)	—
Total Non-GAAP Revenue (denominator A)	$363,693	$401,126	$735,591	$735,159

Efficiency ratio (numerator A/denominator A)	65.59%	53.08%	64.34%	58.03%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	64.24	53.06	63.61	58.00

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net interest income (GAAP)	$225,611	$224,791	$467,307	$435,146
Noninterest income (GAAP)	138,082	176,335	268,282	300,013

Noninterest expense (GAAP)	240,673	214,127	477,725	428,905
Adjustments to arrive at operating noninterest expense:
Acquisition expense	18	—	57	—
Severance expense	4,891	52	5,377	197
Total Non-GAAP adjustments	4,909	52	5,434	197
Operating noninterest expense (Non-GAAP)	235,764	214,075	472,291	428,708
Operating pre-tax, pre-provision income (Non-GAAP)	$127,929	$187,051	$263,298	$306,451

Net interest income earnings per share - diluted (GAAP)	$4.64	$4.62	$9.60	$8.93
Noninterest income (GAAP)	2.84	3.62	5.51	6.16
Noninterest expense (GAAP)	4.95	4.40	9.81	8.80
Acquisition expense	—	—	—	—
Severance expense	0.10	—	0.11	—
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$2.63	$3.84	$5.41	$6.29

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net interest income (GAAP)	$225,611	$224,791	$467,307	$435,146
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,575	6,278	13,130	12,677
Net interest income - FTE (Non-GAAP)	232,186	231,069	480,437	447,823

Noninterest income (GAAP)	138,082	176,335	268,282	300,013

Noninterest expense (GAAP)	240,673	214,127	477,725	428,905
Adjustments to arrive at operating noninterest expense:
Acquisition expense	18	—	57	—
Severance expense	4,891	52	5,377	197
Total Non-GAAP adjustments	4,909	52	5,434	197
Operating noninterest expense (Non-GAAP)	235,764	214,075	472,291	428,708
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$134,504	$193,329	$276,428	$319,128

Net interest income earnings per share - diluted (GAAP)	$4.64	$4.62	$9.60	$8.93
Tax equivalent interest	0.14	0.13	0.27	0.26
Net interest income - FTE (Non-GAAP)	4.78	4.75	9.87	9.19
Noninterest income (GAAP)	2.84	3.62	5.51	6.16
Noninterest expense (GAAP)	4.95	4.40	9.81	8.80
Acquisition expense	—	—	—	—
Severance expense	0.10	—	0.11	—
Operating pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$2.77	$3.97	$5.68	$6.55

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of June 30,
	2023	2022
Total shareholders' equity (GAAP)	$2,831,628	$2,642,888
Less: Intangible assets
Goodwill	207,385	182,225
Other intangibles, net	75,184	14,465
Total intangibles, net	282,569	196,690
Total tangible shareholders' equity (Non-GAAP)	$2,549,059	$2,446,198

Total shares outstanding	48,517,750	48,305,286

Ratio of total shareholders' equity (book value) per share	$58.36	$54.71
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	52.54	50.64

Operating return on average tangible equity excluding AOCI non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Average total shareholders' equity (GAAP)	$2,876,832	$2,648,360	$2,801,054	$2,789,896
Less: Average intangible assets
Average goodwill	207,385	182,225	207,385	178,478
Average other intangibles, net	75,685	15,261	76,954	14,686
Average total intangibles, net	283,070	197,486	284,339	193,164
Average total tangible shareholders' equity (Non-GAAP)	2,593,762	2,450,874	2,516,715	2,596,732
Less: Average accumulated other comprehensive loss (AOCI)	(644,003)	(507,740)	(643,782)	(318,119)
Average total tangible shareholders' equity excluding AOCI (Non-GAAP)	$3,237,765	$2,958,614	$3,160,497	$2,914,851

Net operating income (Non-GAAP)	$93,841	$137,596	$186,677	$243,669

Non-GAAP
Operating return on average tangible equity excluding AOCI	11.63%	18.65%	11.91%	16.86%